Exhibit 10.31

Contract No.: 2021330401000159

Technology Transfer (Patent) Contract

Project title: An automatically inflating and deflating pressure monitoring cuff device for tracheal intubation

Transferee (Party A): Hangzhou Shanyou Medical Equipment Co., Ltd.

Transferor (Party B): Jiaxing No. 2 Hospital

Date of signing: April 1, 2021

Place of signing: Jiaxing No. 2 Hospital

Term of validity: within the validity term of the patented technology

Prepared by the Ministry of Science and Technology of the People’s Republic of China

Filling Instructions

I. This is the model text of Technology Transfer (Patent) Contract prepared by the Ministry of Science and Technology of the People’s Republic of China and can be recommended to technology transfer contract parties by technology contract registration agencies for reference.

II. The Contract may be concluded so that a party (the transferor or the original patentee) may transfer own patent right in an invention to the transferee, and the transferee pays the agreed price accordingly.

III. If one of the contracting parties is more than one party, such parties can be listed as joint transferees or joint transferors respectively in the column “Entrusting Party” or “Commissioned Party” (additional page) respectively based on their roles in the contractual relationship.

IV. Matters not covered in this Contract may be separately agreed upon by the parties on the attached sheet and such attached sheet shall be an integral part of this Contract.

V. Terms not to be filled as agreed by the parties hereto shall be marked as “Nil”.

Technology Transfer (Patent) Contract

Transferee (Party A): Hangzhou Shanyou Medical Equipment Co., Ltd.

Domicile: No. 138, Lou Ta Development Zone, Guancun Village, Louta Town, Xiaoshan District, Hangzhou City, Zhejiang Province

Legal representative: Yu Baiming

Project contact: Zhang Yu

Contact information:

Mailing address: Yintai Guoji, Binjiang District, Hangzhou, Zhejiang Province

Tel: 15397113449 Fax: 0571-82305195

E-mail: 409415651@qq.com

Transferor (Party B): Jiaxing No. 2 Hospital

Domicile: No. 1518, North Huancheng Road, Jiaxing City, Zhejiang

Legal representative: Chen Gang

Project contact: Gao Huamin

Contact information:

Mailing address: No. 1518, North Huancheng Road, Jiaxing City, Zhejiang

Tel: 13586399296 Fax: 0573-82059702

E-mail: jxyxcx2020@163.com

Party B hereby assigns its patent rights to an automatically inflating and deflating pressure monitoring cuff device for tracheal intubation to Party A, and Party A accepts and pays the appropriate transfer price. After consultation on an equal footing, the two parties have reached the following agreement on the basis of truthfully and fully expressing their respective wills and in accordance with the provisions of the Civil Code of the People’s Republic of China.

Article 1 Patent rights transferred under the Contract:

1. Utility model (invention, utility model, design) patent.

2. Inventors/designers are: Hu Li, Zhou Hongmei, Ge Hejia

3. Patentee: Jiaxing No. 2 Hospital

4. Date of grant of patent: 20200407

5. Patent number: ZL201920630410.2

6. Patent valid until: 20290506

7. Patent annuity has been paid for the period before: 20210506

Article 2 The status of implementing or licensing the patent right by Party B before the signing of the Contract is as follows,

1. Status of implementing the patent right by Party B (time, place, mode and scale): Nil

2. Status of licensing others to use the patent right by Party B (time, place, mode and scale): Nil

3. After the Contract takes effect, Party B is obliged to inform the party licensed to use the invention of the status of patent right transfer within 60 days.

Article 3 Party A shall ensure the performance of the original patent license contract after the effective date of this Contract. Party B’s rights and obligations conferred under the original patent shall be borne by Party A since the effective date of the Contract. Party B shall notify and assist the transferor of the original patent license contract within 90 days to handle the contract modification matters with Party A.

Article 4 If Party B continues to implement the patent after the Contract takes effect, it shall: obtain consent of Party A.

Article 5 In order to ensure that Party A effectively owns the patent right, it shall submit the following technical information to Party A:

1. All patent application documents submitted to China Patent Bureau, including specifications, claims, drawings, abstracts and abstract drawings, requests, statements, changes in bibliography, approval decisions on restoration of rights after loss of rights, power of attorney, etc.;

2. All documents issued by China Patent Bureau to Party B, including acceptance notice, intermediate documents, authorization decisions, patent certificates and copies, etc.;

3. The certificates issued by China Patent Bureau to certify the validity of patent right, i.e. the latest payment voucher of the patent annuity fee (or the patent register of China Patent Bureau), the decision made by China Patent Bureau, the Patent Reexamination Board or the people’s court to maintain the validity of the patent right in the request for revocation or invalidation of the patent right.

Article 6 The time, place and method of submitting technical materials to Party A by Party B are as follows:

1. Submission time: After the Contract takes effect, Party B will deliver to Party A all the materials mentioned in Article 5 herein within 60 days after receipt of the transfer fee from Party A.

2. Place of submission: the place where Party B is located.

3. Submission method: Party B shall deliver all the above materials as well as the list of materials to Party A in person.

Article 7 After the signing of the Contract, Party A shall be responsible for the registration of the transfer of patent rights within 90 days.

Article 8 In order to ensure that Party A effectively owns the patent, Party B transfers to Party A the know-how related to the implementation of this patent right:

1. Content of know-how: Nil

2. Requirements for the implementation of the know-how: Nil

3. Scope and duration of confidentiality of the know-how: Nil.

Article 9 Party B shall ensure that the transfer of its patent rights does not infringe the legitimate rights and interests of any third party. If a third party accuses Party A of infringement, Party B shall take full responsibility.

Article 10 Party B shall not bear legal responsibility for the patent right being declared invalid after the effective date of the Contract.

Article 11 Party A shall pay Party B the price for the transfer of the patent rights in the following manners:

1. The total transfer price of the patent rights is: RMB sixty thousand (tax-inclusive)

Where the transfer price of know-how is RMB sixty thousand

2. The transfer fee of the patent right shall be paid by Party A to Party B in lump sum (in lump sum, in installments or commissions).

The specific payment methods and time are as follows,

(1) Party A shall pay the patent transfer fee within 30 days after the effective date of the Contract

Party B’s deposit bank name, address and account number:

Bank of deposit: Dongmen Subbranch of Industrial and Commercial Bank of China Jiaxing Branch

Address: No. 1518, North Huancheng Road, Jiaxing City, Zhejiang

Account No.: 1204066009049011803

3. Both parties acknowledge that if Party A makes payment to Party B the research and development expenses and remuneration with the benefits generated by the implementation of research and development results, Party B is entitled to check the relevant accounts of Party A in the supervision manner agreed in the Contract.

4. After Party B receives the patent transfer fee, it shall provide Party A with a full and legal special VAT invoice conforming to tax law within 15 days.

Article 12 Both parties acknowledge that neither party shall restrict the technological competition and technological development of the other party in the following ways in the performance of the Contract:

1. During the term of the Contract, either Party shall promptly notify the other of any improvements made to the technology contained herein.

2. In case both parties jointly implement technological improvement, and do not apply for a patent for the improved technology, both parties shall undertake the obligation of confidentiality for the improved technology, and shall not disclose, license or transfer the improved technology to others without permission.

3. The right to apply for a patent shall be shared by both parties if major improvements are made jointly by both parties.

Article 13 Both parties acknowledge that:

1. Party A is entitled to use the inventions and creations involved in the patent rights transferred by Party B for subsequent improvement. The resulting new technological achievements with the characteristics of substantial or creative technological progress shall belong to Party A.

2. Party B is entitled to make subsequent improvements to the inventions and creations involved in the patent right after Party A has delivered the patent right. The resulting new technological achievements with the characteristics of substantial or creative technological progress shall belong to Party B.

Article 14 Both parties acknowledge that they shall be liable for breach of contract respectively as follows:

1. If Party A violates the provisions of Article 11 herein, Party A shall pay Party B a lump sum liquidated damages calculated according to 30% of the total contract price

2. If Party B violates the provisions of Article 9 herein, it shall refund the received amount to Party A within 30 days.

Article 15 Both parties acknowledge that during validity term of the Contract, Party A designates Zhang Yu as its project contact and Party B designates Gao Huamin as its project contact. The project contact persons shall have the following responsibilities:

1. To supervise and ensure the execution of the Contract.

In case either party changes the project contact, it shall promptly notify the other Party in writing. If the party making changes in project contact fails to notify the other Party in a timely manner and affect the performance of the Contract or cause losses, the Party shall bear the corresponding liabilities.

Article 16 Both parties acknowledge that the Contract may be terminated if its performance becomes unnecessary or impossible under the following circumstances:

1. Due to force majeure.

Article 17 Disputes arising from the performance of the Contract between both parties shall be resolved through negotiation and mediation. If consultation or mediation fails, disputes shall be handled in the first way as follows,

1. File a lawsuit with the people’s court where Party B is located according to law.

Article 18 Both parties acknowledge that: the relevant terms and technical terms referred to in this Contract and related annexes shall be defined and interpreted as follows:

1. Patent -refers to the utility model patent authorized by the State Intellectual Property Office and such patent is to be implemented by Party A as licensed by Party B. Patent number: ZL201920630410.2, patent name: an automatically inflating and deflating pressure monitoring cuff device for tracheal intubation.

2. Patent right transfer -refers to Party B’s transfer of all the rights of this patent to Party A (nationwide exclusive buyout), i.e. Party A has all the rights to receive the original patent materials (“Patent Certificate”, etc.), carry out design, trial production, production and sales of contract products, register changes in patent bibliography, reassign or sublicense patent rights, and apply for new patents on the basis of the present technology.

Article 19 Both parties acknowledge that no document related to the performance of the Contract shall be an integral part of the Contract.

Article 20 Both parties agree on other matters related to the Contract as follows: Nil.

Article 21 The Contract shall be made in quintuplicate and all copies shall have the same legal effect.

Article 22 The Contract shall take effect on the date of registration with the patent administration department of China.

Party A: Hangzhou Shanyou Medical Equipment Co., Ltd. (seal)

Legal representative/ authorized agent: Yu Baiming (signature)

Party B: Jiaxing No. 2 Hospital (seal)

Legal representative/ authorized agent: Chen Gang (signature)

April 1, 2021

Affix the stamp duty receipt here:

_____________________________________________________

(The following is filled in by the technical contract registration agency and attached to the Contract). Contract Registration Number: 2021330401000159

1. Registration applicant: Jiaxing No. 2 Hospital

2. Project title: An automatically inflating and deflating pressure monitoring cuff device for tracheal intubation

3. Entrusting party: Hangzhou Shanyou Medical Equipment Co., Ltd.,

4. Registration material: Technology transfer contract

5. Contract type: Technology transfer contract

6. Contract trading volume: RMB 60,000.00 (RMB sixty thousand)

7. Technical trading volume: RMB 60,000.00 (RMB sixty thousand)

8. Payment Method: payment in lump sum

9. Term of validity: from April 1, 2021 to June 30, 2021

Technical contract registration agency (seal)

Checked by: Xue Chenjiong

June 28, 2021